Exhibit 99.2
Supplemental non-GAAP information

GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended				13 weeks ended
	September 25, 2021				September 26, 2020
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$376.9	$—		$376.9	$423.7	$—		$423.7
Cost of products sold	129.0	(0.2)	a)	128.8	132.5	(1.8)	a)	130.7
Gross profit	247.9	0.2		248.1	291.2	1.8		293.0
Gross margin percentage	65.8%			65.8%	68.7%			69.2%

Selling, general and administrative expense	190.7	(4.3)	a), b)	186.4	205.7	(2.7)	a), b)	203.0
Selling, general and administrative expense as percentage of net sales	50.6%			49.5%	48.5%			47.9%
Re-engineering charges	1.8	(1.8)	c)	—	3.9	(3.9)	c)	—
(Gain) loss on disposal of assets	(1.7)	1.7	c)	—	32.3	(32.3)	c)	—
Operating income (loss)	57.1	4.6		61.7	49.3	40.7		90.0
Operating income as percentage of net sales	15.1%			16.4%	11.6%			21.2%

(Gain) Loss on debt extinguishment	—	—		—	(9.9)	9.9	c)	—
Interest expense	8.2	—		8.2	8.2	—		8.2
Interest income	(0.3)	—		(0.3)	(0.3)	—		(0.3)
Other (income) expense, net	1.2	—		1.2	—	—		—
Income (loss) from continuing operations before income taxes	48.0	4.6		52.6	51.3	30.8		82.1

Provision (benefit) for income taxes	(12.4)	1.7	d)	(10.7)	21.9	1.5	d)	23.4
Net income (loss)	$60.4	$2.9		$63.3	$29.4	$29.3		$58.7
Net income as percentage of net sales	16.0%			16.8%	6.9%			13.9%

Basic earnings (loss) from continuing operations - per share	$1.22	$0.06		$1.28	$0.60	$0.60		$1.20
Diluted earnings (loss) from continuing operations - per share	$1.14	$0.05		$1.19	$0.56	$0.56		$1.12

Basic weighted-average shares	49.4				49.1
Diluted weighted-average shares	52.8				53.1

a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.

Exhibit 99.2
b.This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing, and litigation fees. The 2020 adjustment also includes CEO transition costs.
c.The adjustment amount equals the GAAP amounts for continuing operations
d.The adjustment represents the net tax impact of adjusted amounts.

Exhibit 99.2

	39 weeks ended				39 weeks ended
	September 25, 2021				September 26, 2020
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$1,207.4	$—		$1,207.4	$1,109.5	$—		$1,109.5
Cost of products sold	380.0	(2.6)	a)	377.4	362.1	(1.8)	a)	360.3
Gross profit	827.4	2.6		830.0	747.4	1.8		749.2
Gross margin percentage	68.5%			68.7%	67.4%			67.5%

Selling, general and administrative expense	620.5	(7.0)	a), b)	613.5	608.7	(18.1)	a), b)	590.6
Selling, general and administrative expense as percentage of net sales	51.4%			50.8%	54.9%			53.2%
Re-engineering charges	9.7	(9.7)	c)	—	29.6	(29.6)	c)	—
(Gain) loss on disposal of assets	(8.9)	8.9	c)	—	18.5	(18.5)	c)	—
Operating income (loss)	206.1	10.4		216.5	90.6	68.0		158.6
Operating income as percentage of net sales	17.1%			17.9%	8.2%			14.3%

(Gain) Loss on debt extinguishment	8.1	(8.1)	c)	—	(49.9)	49.9	c)	—
Interest expense	29.7	—		29.7	30.5	—		30.5
Interest income	(0.9)	—		(0.9)	(1.0)	—		(1.0)
Other (income) expense, net	0.8	—		0.8	(10.7)	—		(10.7)
Income (loss) from continuing operations before income taxes	168.4	18.5		186.9	121.7	18.1		139.8

Provision (benefit) for income taxes	32.2	1.9	d)	34.1	38.7	0.9	d)	39.6
Net income (loss)	$136.2	$16.6		$152.8	$83.0	$17.2		$100.2
Net income as percentage of net sales	11.3%			12.7%	7.5%			9.0%

Basic earnings (loss) from continuing operations - per share	$2.75	$0.34		$3.09	$1.69	$0.35		$2.04
Diluted earnings (loss) from continuing operations - per share	$2.56	$0.31		$2.87	$1.62	$0.34		$1.96

Basic weighted-average shares	49.5				49.0
Diluted weighted-average shares	53.1				51.5

a.This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b.This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing and litigation fees. The 2020 adjustment also includes CEO transition costs.
c.The adjustment amount equals the GAAP amounts.
d.The adjustment represents the net tax impact of adjusted amounts.